Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee, Board of Directors and Stockholders
First Mid-Illinois Bancshares, Inc.
Mattoon, Illinois

Re: Registration Statements

Registration No. 333-81850 on Form S-3
Registration No. 333-207199 on Form S-3
Registration No. 033-64061 on Form S-8
Registration No. 033-64139 on Form S-8
Registration No. 333-69673 on Form S-8
Registration No. 333-81852 on Form S-8
Registration No. 333-148080 on Form S-8
Registration No. 333-186919 on Form S-8

We consent to incorporation by reference in the Registration Statements on Form S-3 and Form S-8 of First Mid-Illinois Bancshares, Inc. of our report dated October 23, 2015, relating to the statement of assets acquired and liabilities assumed by First Mid-Illinois Bank Trust, N.A. (a wholly owned subsidiary of First Mid-Illinois Bancshares, Inc.) as of December 31, 2014 and the related statement of revenues and direct expenses for the year then ended pursuant to the purchase and assumption agreement dated Janaury 30, 2015.

Decatur, Illinois
October 23, 2015